                                                            EXHIBIT 3.2

THE COMPANIES ACT 1985                               COMPANY NO.






















                              DIAMOND HOLDINGS PLC



                          ----------------------------

                           MEMORANDUM OF ASSOCIATION

                          ----------------------------





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Company Number:

                             THE COMPANIES ACT 1985

                     -------------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                     -------------------------------------

                           MEMORANDUM OF ASSOCIATION

                                       OF

                              DIAMOND HOLDINGS PLC

                     -------------------------------------

1.   The Name of the Company is DIAMOND HOLDINGS PLC.

2.   The Company is to be a public company.

3.   The Registered Office of the Company is to be situated in England.

4.   The objects for which the Company is established are:--

(a) To carry on business as a holding and investment company and to acquire and hold shares, stocks, debenture stocks, bonds, mortgages, obligations and other securities of any kind issued or guaranteed by any company, corporation, government, public body or authority or undertaking of whatever nature and wherever constituted or carrying on business.

(b) To purchase, take on lease, exchange, or otherwise acquire, by way of investment land, buildings, houses, easements, concessions, in any part of the world and any estate or interest or right therein, including freehold or leasehold ground rents, reversions, mortgages, charges and annuities; to alter, improve, extend, add to, rebuild, replace, or repair any buildings, structures or other property of the Company; to sell, demise, let or grant licences in respect of the whole or any part of the property of the Company on such terms as the Company shall determine, and to manage and maintain land, buildings and other property whether belonging to the Company, or not and to collect rents and income and to supply tenants, occupiers or licensees, whether of the property of the Company, or not and others with meals, refreshments, power, light, gas, heat, water and any other services.




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(c)  To acquire and hold shares, stocks, debentures, debenture stock, scrip, bonds, notes, securities and obligations, issued or guaranteed by any company constituted or carrying on business in any part of the world, and funds, loans, securities or obligations of or issued or guaranteed by any government, state or dominion, public body or authority, supreme municipal, local or otherwise, whether at home or abroad.

(d) To acquire any such shares, stocks, debentures, debenture stock, scrip, bonds, notes, securities, obligations, funds or loans by original subscription, tender, purchase, participation in syndicates, exchange or otherwise, and whether or not fully paid up and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to vary and transpose from time to time as may be considered expedient any of the Company's investments for the time being.

(e) To carry on any other business whatsoever which may, in the opinion of the Directors of the Company, be capable of being conveniently or advantageously carried on in connection with or as ancillary to any business of the Company or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or assets.

(f) To acquire and take over the whole or any part of the business, property and liabilities of any company or person carrying on any business which the Company is authorised to carry on, or possessed of any property or assets suitable for the purposes of the Company.

(g) To purchase, take on lease or in exchange, hire or otherwise acquire patents, licences, rights or privileges which the Company may think necessary or convenient for the purposes of its business.

(h) To pay for any property or assets acquired by the Company either in cash or fully or partly paid shares or by the issue of securities or obligations or partly in one mode and partly in another and generally on such terms as may be determined.

(i) To borrow or raise money or to secure or discharge any debt or obligation (whether of the Company or of any other person) in such manner as the board of directors may think fit and in particular (but without prejudice to the generality of the foregoing) to mortgage, charge, pledge or give liens or other security upon the whole or any part of the Company's undertaking and all or any of the property and assets (present and future), including the uncalled capital of the Company, or by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description, and to receive money on deposit and advance payments with or without allowance of interest thereon.

                                                                          Page 2

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(j)  To draw, make, accept, endorse, discount, negotiate, execute and issue, and to buy, sell and deal in bills of exchange, bills of lading, warrants, debentures, promissory notes and other negotiable or transferable instruments.

(k) To advance, lend or deposit money, and to give credit or financial accommodation to any person with or without taking any security therefor and upon such other terms as may be thought fit by the Company; and to enter into any guarantee, contract of indemnity or suretyship in respect of the obligations, acts or omissions of any third party (including without limitation any subsidiary of the Company from time to time) and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any contracts, obligations or commitments of and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a member of the Company or subsidiary of a member of the Company or otherwise associated with the Company and whether or not any consideration or advantage is received by the Company.

(l) To establish and maintain or procure the establishment and maintenance of any contributor or non-contributory pension or superannuation funds for the benefit of and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for any charitable or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(m) To enter into any partnership or arrangement in the nature of a partnership, co-operation or union of interests with any person or company engaged or interested or about to become engaged or interested in the carrying on or conduct of any business which the Company is authorised to carry on or conduct or from which the Company would or might derive any benefit whether direct or indirect.

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(n)  To establish or promote, or join in the establishment or promotion of, any other company whose objects shall include the taking over of any of the assets and liabilities of the Company or the promotion of which shall be calculated to advance its interests, and to acquire and hold any shares, securities or obligations of any such company.

(o)  To amalgamate with any other company.

(p) To sell or dispose of the undertaking, property and assets of the Company or any part thereof in such manner and for such consideration as the Company may think fit,and in particular for shares (fully or partly paid up), debentures, debenture stock, securities or obligations of any other company, whether promoted by the Company for the purpose or not, and to improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with all or any part of the property and assets of the Company.

(q) Solely or jointly with others to undertake and carry on the office or offices and duties of trustee, custodian trustee, executor, administrator, liquidator, receiver, attorney or nominee of or for any person, company, corporation, association, scheme, trust fund, or other body politic or corporate and to undertake and execute any trust or discretion and for such purposes to hold, deal with, manage, direct the management of, buy, sell, exchange or otherwise dispose of or acquire any right or interest in or over any real or personal property of any kind whatsoever and to undertake and carry on any business undertaking or transaction.

(r) To pay all or any expenses incurred in connection with the promotion, formation, and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares, debentures, debenture stock or security of the Company.

(s) To distribute any of the Company's property or assets among the members in specie.

(t)  To cause the Company to be registered or recognised in any foreign country.

(u) To do all or any of the above things in any part of the world, and either as principal, agent, trustee, factor or otherwise, and either alone or in conjunction with others, and by or through agents, sub-contractors, trustees, factors or otherwise.

(v) To do all such other things as may be considered to be incidental or conducive to the attainment of the above objects, or any of them, and the exercise of the powers (whether express or implied) of the Company.

And it is hereby declared that the word company in this Clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled

                                                                          Page 4

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in the United Kingdom or elsewhere, and that the intention is that each of the objects specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be an independent main object and be in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

4.   The liability of the Members is limited.

5. The Company's share capital is L50,000,000 divided into 50,000,000 Ordinary Shares of L1 each.

WE, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

-------------------------------------------------------------------
NAME, ADDRESSES AND DESCRIPTIONS            Number of Shares taken
OF SUBSCRIBERS                                by each Subscriber
-------------------------------------------------------------------
1.   Edward C. Braham
     65 Fleet Street
     London
     EC4Y 1HS
     Solicitor

     /s/ Edward C. Braham                             One
     ---------------------

2.   Alison Byrne
     65 Fleet Street
     London
     EC4Y 1HS
     Solicitor

     /s/ Alison Byrne                                 One
     ---------------------

Total number of shares taken                          Two

-------------------------------------------------------------------

DATED:   15.12.97

WITNESS to the above signatures:   /s/ Charlotte M. Fallon
                                   -----------------------

Witness Name:                      /s/ Charlotte M. Fallon
                                   -----------------------

Witness Address:                   65, Fleet Street
                                   London EC4Y 1HS

THE COMPANIES ACT 1985                               COMPANY NO.



                              DIAMOND HOLDINGS PLC


                          ============================

                            ARTICLES OF ASSOCIATION

                          ============================

THE COMPANIES ACT 1985                                  Company Number:

                             THE COMPANIES ACT 1985

                     -------------------------------------

                       A PUBLIC COMPANY LIMITED BY SHARES

                     -------------------------------------

                            ARTICLES OF ASSOCIATION

                                       OF

                              DIAMOND HOLDINGS PLC

                     -------------------------------------

                                  PRELIMINARY


1.(1) Subject as otherwise provided herein, the regulations in Table A in the Companies (Tables A-F) Regulations 1985 as amended prior to the adoption of the articles (Table A) shall apply to the company to the exclusion of any other regulations which would fall to constitute the company's articles of association pursuant to section 8(2) of the Act.

(2)    The following provisions of Table A shall not apply to the company:--

(a)    in regulation 1, the definitions of the articles, executed and the seal;

(b)    regulation 2;

(c)    in regulation 24, the words "which is not fully paid";

(d)    in regulation 38, the final sentence;

(e)    regulation 54;

(f)    regulations 60 and 61;

(g)    in regulation 62:

            (i)   the words "not less than 48 hours" in sub-paragraph (a);

            (ii)  the words "not less than 24 hours" in sub-paragraph (b);

(h)    regulation 64;

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(i)    in regulation 66, the last sentence;

(j)    regulation 72;

(k)    regulation 88;

(l)    regulation 93 to 98 inclusive;

(m)    regulation 112;

(n)    regulation 115;

(o)    regulation 118.

2.(1) In these Articles, except where the subject or context otherwise requires:

The articles means these articles of association, incorporating Table A (as applicable to the company), as altered from time to time by special resolution.

director means a director of the company.

The directors means the directors or any of them acting as the board of directors of the company.

Dividend means dividend or bonus.

member means a member of the company.

Paid means paid or credited as paid.

The seal means the common seal of the company and includes any official seal kept by the company by virtue of section 39 or 40 of the Act.

References to a document being executed include references to its being executed under hand or under seal or by any other method.

References to writing include references to any visible substitute for writing and to anything partly in one form and partly in another form.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Subject to the final paragraph of regulation 1 of Table A (as applicable to the company), references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

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       Headings are inserted for convenience only and do not affect the construction of the Articles.

(2) In the Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word directors in the context of the exercise of any power contained in the Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and
       (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under the Articles of under another delegation of the power.

                                 SHARE CAPITAL

3. Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the directors shall determine.

(4)(a) Shares which are comprised in the authorised but unissued share capital of the Company shall be under the control of the Directors who may (subject to Sections 80 and 89 of the Act and to paragraphs (b) and (c) below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

(b) The Directors are generally and unconditionally authorised for the purposes of Section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the Directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by Ordinary Resolution of the Company in General Meeting.

(c) The Directors are empowered to allot and grant rights to subscribe for or convert securities into shares of the Company pursuant to the authority conferred under paragraph (b) above as if Section 89(1) of the Act did not apply. This power shall enable the Directors so to allot and grant rights to subscribe for or convert securities into shares of the Company after its expiry in pursuance of an offer or agreement so to do made by the Company before its expiry.

                           NOTICE OF GENERAL MEETING

5. At the end of regulation 38 of Table A (as applicable to the company) there shall be added the following sentence:

       "Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members and to all persons entitled to a share in consequence of the death or bankruptcy of a member, but need not be given to the directors in their capacity as such".

                        PROCEEDINGS AT GENERAL MEETINGS

6. Where for any purpose an ordinary resolution of the company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

                                VOTES OF MEMBERS

7. Subject to any rights or restrictions attached to any shares, on a show of hands every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

                PROXIES AND REPRESENTATIVES OF BODIES CORPORATE

8. An instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney or, if the appointor is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it.

9. Instruments of proxy shall be in usual form or in any other form which the directors may approve.

10. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

11. For so long as the company is a subsidiary, any director or secretary of a body corporate which is a member of the company (each such person being hereafter referred to as a Qualifying Representative) shall be recognised as the proxy of that body corporate unless the body corporate has delivered to the company in relation to the meeting a valid instrument of proxy which has not been revoked. If more than one Qualifying Representative of a body corporate is present at any meeting of the company, such persons shall agree between them who shall act as proxy for the body corporate. In default of their promptly so agreeing, the Chairman of the meeting shall direct which person shall act as proxy of the body corporate and his decision shall be final. All acts done by a Qualifying Representative who acts as proxy pursuant to the provisions of this article shall, notwithstanding that it afterwards be discovered that there was a defect in his appointment or that he was disqualified from holding office, or had vacated office, or that he was not authorised by the body corporate to do the act in question, be as valid as if such Qualifying Representative had been duly appointed and was qualified and had continued to hold the relevant office and had been duly authorised to do the act in question.

                              NUMBER OF DIRECTORS

12. The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution in general meeting of the company. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one. Whenever the minimum number of directors is one, a sole director shall have authority to exercise all the powers and discretions by Table A and by these articles expressed to be vested in the directors generally, and regulation 89 in Table A shall be modified accordingly.

                              ALTERNATE DIRECTORS

13.(1) At the end of regulation 66 of Table A (as applicable to the company) there shall be added the following sentence:

       "A director or any other person approved pursuant to regulation 65 of Table A (as applicable to the company) may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the directors or any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present".

(2) At the end of regulation 67 of Table A (as applicable to the company) there shall be added the following sentence:

       "The appointment of an alternate director shall also determine automatically on the happening of any event which, if he were a director, would cause him to vacate his office as director".

(3) The words "or in any other manner approved by the directors" in regulation 68 of the Table A (as applicable to the company) shall be deleted and the following shall be added to that regulation:

       "and shall take effect in accordance with the terms of the notice, subject to any approval required by regulation 65 of Table A (as applicable to the company), on receipt of such notice at the registered office of the company".

                     DELEGATION OF POWERS OF THE DIRECTORS

14. The directors may delegate any of their powers to any committee consisting of one or more directors. The directors may also delegate to any director holding any executive office such of their powers as the directors consider desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the company all or any of the powers delegated and may be made subject to such conditions as the directors may specify, and may be revoked or altered. Subject to any conditions imposed by the directors, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying.

15. The board may establish local or divisional boards of agencies for managing any of the affairs of the company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this article may be made upon such terms and subject to such conditions as the board may decide and the board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

16. The directors may appoint any person to any office or employment having a designation or title including the word director or attach to any existing office or employment with the company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word director in the designation or title of any

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
       such office or employment shall not imply that the holder is a director of the company, nor shall the holder thereby be empowered in any respect to act as, or be deemed to be, a director of the company for any of the purposes of the articles.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

17.(1) While the company is a subsidiary, the immediate holding company for the time being of the company may appoint any person to be a director or remove any director from office. Every such appointment or removal shall be in writing and signed by or on behalf of the said holding company and shall take effect upon receipt at the registered office of the company or by the secretary.

(2) While the company is a subsidiary, the directors shall have power to appoint any person to be a director either to fill a casual vacancy or as an addition to the existing directors, subject to any maximum for the time being in force, and, subject to regulation 81 of Table A (as applicable to the company), and director so appointed shall hold office until he is removed pursuant to article 17.(1).

(3) While the company is a subsidiary, regulations 73 to 80 (inclusive) shall not apply to the company and all references elsewhere in Table A to retirement by rotation shall be modified accordingly.

18. At the end of regulation 81 of Table A (as applicable to the company) there shall be added the following sub-paragraph:

       "; or

       (f) he is requested to resign in writing by not less than three quarters of the other directors. In calculating the number of directors who are required to make such a request to the director, (i) there shall be excluded any alternate director appointed by him acting in his capacity as such; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that the signature of either shall be sufficient".

                      DIRECTORS' APPOINTMENTS AND INTERESTS

19. The directors may exercise the voting power conferred by the shares in any body corporate held or owned by the company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing any or all of them directors of such body corporate, or voting or providing for the payment or giving of remuneration or other benefits to the directors of such body corporate).

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
20. At the end of regulation 86 of Table A (as applicable to the company) there shall be added the following sub-paragraph:

       "; and

       (c) a director shall not in any circumstances be required to disclose to the directors that he is a director or other officer of, or employed by, or interested in shares or other securities of, any body corporate which is the ultimate holding company of the company or is a subsidiary of such ultimate holding company".

                       GRATUITIES, PENSIONS AND INSURANCE

21.(1) Without prejudice to the provisions of article 34, the directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, or employees of the company, or of any other company which is its holding company or in which the company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the company, or of any subsidiary undertaking of the company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the company or any such other company or subsidiary undertaking are interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the company or any such other company, subsidiary undertaking or pension fund.

(2) Without prejudice to the generality of regulation 85 of Table A (as applicable to the company), no director or former director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

22. Pursuant to section 719 of the Act, the directors are hereby authorised to make such provision as may seem appropriate for the benefit or any persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer of the whole or part of the undertaking of the company or any subsidiary. Any such provision shall be made by a resolution of the directors in accordance with the said section.

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

                            PROCEEDINGS OF DIRECTORS

23. Subject to the provisions of the articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose. A director absent or intending to be absent from the United Kingdom may request the directors that notices of board meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and, if no such request is made to the directors, it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. No account is to be taken of directors absent from the United Kingdom when considering the adequacy of the period of notice of the meeting. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. Any director may waive notice of a meeting and any such waiver may be retrospective.

24. A resolution in writing signed by all the directors entitled to receive notice of a meeting of the directors or of a committee of the directors (not being less than the number of directors required to form a quorum of the directors) shall be as valid and effectual as if it had been passed at a meeting of the directors or (as the case may be) a committee of the directors duly convened and held and for this purpose:

(a) a resolution may consist of several documents to the same effect each signed by one or more directors;

(b) a resolution signed by an alternate director need not also be signed by his appointor; and

(c) a resolution signed by a director who has appointed an alternate director need not also be signed by the alternate director in that capacity.

25. Without prejudice to the first sentence of article 23, a meeting of the directors or of a committee of the directors may consist of a conference between directors who are not all in one place, but of whom each is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the others simultaneously. A director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is. The word meeting in the articles shall be construed accordingly.

26. A director may vote at any meeting of the directors or of a committee of the directors on any resolution concerning a transaction or arrangement with the company or in which the company is interested, or concerning any other matter in which the company is interested, notwithstanding that he is interested in that transaction, arrangement or matter or has in relation to it a duty which conflicts or may conflict with the interests of the company.

                                      SEAL

27. The company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

28. Where the Act so permits, any instrument signed with the authority of a resolution of the directors or a committee of the directors by one director and the secretary or by two directors and expressed to be executed by the company as a deed shall have the same effect as if executed under the seal, provided that no instrument which makes it clear on its face that it is intended by the persons making it to have effect as a deed shall be signed without the authority of the directors.

29. A document which is executed by the company as a deed shall not be deemed to be delivered by the company solely as a result of its having been executed by the company.

                                 CERTIFICATION

30. Any director or the secretary or any person appointed by the directors for the purpose shall have power to authenticate any documents affecting the constitution of the company and any resolutions passed by the company or the holders of any class of shares of the company or the directors or any committee of the directors, and any books, records, documents and accounts relating to the business of the company, and to certify copies thereof or extracts therefrom as true copies or extracts. A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the company or the holders of any class of shares of the company or of the directors or any committee of the directors that is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                                RECORD DATES

31. Notwithstanding any other provision of the articles, the company or the directors may fix any date as the record date for any dividend, distribution, allotment or issue, and such record date may be on, or at any time before or after, any date on which the dividend, distribution, allotment or issue is declared, paid or made.

                                    NOTICES

32. The company may serve or deliver any notice or other document on or to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices or other documents shall be served on or delivered to the joint holder whose name stands first in the register of members in respect of the joint holding and any notice or other document so served or delivered shall be deemed for all purposes sufficient service on or delivery to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise:

(a) no such member shall be entitled to receive any notice from the company;

(b) without prejudice to the generality of the foregoing, any notice of a general meeting of the company which is in fact given or purports to be given to such members shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

33.(1) Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice sent by post shall be deemed given:

(a) if sent by first class post from an address in the United Kingdom or another country to another address in the United Kingdom or, as the case may be, that other country, on the day following that on which the envelope containing it was posted;

(b) if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, on the day following that on which the envelope containing it was posted; and

(c) in any other case, on the fifth day following that on which the envelope containing it was posted.

(2) A notice left at the registered address of a member or sent by facsimile transmission to a member at the last telephone number (if any) which the member has given the company for this purpose shall be deemed given at the time the notice is received.

                                   INDEMNITY

34. Subject to the provisions of the Act, but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of the company shall be indemnified out of the assets of the company against all costs, charges, losses, expenses and liabilities incurred by him in the execution or discharge of his duties or the exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.